THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this "**Agreement**") is executed as of May 15, 2014 and shall be effective as of May 15, 2014, by and between THE DIGITAL DEVELOPMENT GROUP CORP., a Nevada corporation (the "**Company**"), and TONAQUINT, INC., a Utah corporation, its successors and/or assigns ("**Tonaquint**").

A. Pursuant to that certain Securities Purchase Agreement dated April 2, 2013 between Tonaquint and the Company, the Company issued to Tonaquint, among other securities, a certain Warrant to Purchase Shares of Common Stock dated April 2, 2013 (the "**Warrant**"). Capitalized terms not defined herein shall have the same meaning as set forth in the Warrant.

B. Subject to the terms of this Agreement, Tonaquint and the Company desire to exchange (such exchange is referred to as the "**Warrant Exchange**") the Warrant for a new promissory note in the original principal amount of $285,000.00, and substantially in the form attached hereto as Exhibit A (the "**Exchange Note**"). The Warrant Exchange will consist of Tonaquint surrendering the Warrant in return for the Exchange Note. Other than the surrender of the Warrant, no consideration of any kind whatsoever shall be given by Tonaquint to the Company in connection with this Agreement.

C. Pursuant to the terms and conditions hereof, Tonaquint and the Company agree to exchange the Warrant for the Exchange Note, which Exchange Note will be convertible into shares (the "**Conversion Shares**") of common stock of the Company, par value $0.001 per share ("**Common Stock**") pursuant to the terms and conditions set forth in the Exchange Note.

D. As a material inducement for Tonaquint to enter into this Agreement, the parties shall execute and deliver, or cause to be delivered, as applicable, to one another the other Transaction Documents (as defined herein).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Issuance of Exchange Note. Pursuant to the terms and conditions of this Agreement, the Warrant Exchange shall occur with Tonaquint surrendering the Warrant to the Company in exchange for the Exchange Note. Tonaquint and the Company also agree that upon surrender, the Warrant shall be cancelled and all obligations owed to Tonaquint in consideration for the Warrant Exchange shall hereafter be evidenced solely by the Exchange Note.

2. Closing Date; Deliveries. The closing of the transaction contemplated hereby (the "**Closing**") along with the delivery of the Warrant and the other Transaction Documents shall occur as is mutually agreed to by the Company and Tonaquint (the "**Closing Date**") at the Chicago, Illinois office of Tonaquint. On the Closing Date, prior to or contemporaneously with the execution and delivery of this Agreement, the following events shall occur:

2.1. The Company shall issue the Exchange Note to Tonaquint;

2.2. Tonaquint shall deliver to the Company a written confirmation of cancellation of the Warrant pursuant to the terms of this Agreement; and

2.3. Mutual delivery of the other Transaction Documents.

3. Holding Period, Tacking and Legal Opinion. The Company represents, warrants and agrees that for the purposes of Rule 144 of the Securities Act of 1933, as amended (the "**Securities Act**"), the holding period of the Exchange Note issued hereunder (including the corresponding Conversion Shares) will include the holding period of the Warrant from April 2, 2013, which date is the date that the Warrant was issued. The Company agrees not to take a position contrary to this Section 3 and further acknowledges that the Warrant has not been amended or altered since such date. The Company agrees to take all action necessary to issue the Exchange Note (and any Conversion Shares) without restriction and not containing any restrictive legend without the need for any action by Tonaquint; provided that the applicable holding period has been met. In furtherance thereof, prior to the Closing, counsel to Tonaquint may, in its sole discretion, provide an opinion that: (i) the Conversion Shares issuable to Tonaquint upon conversion of the Exchange Note may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements; and (ii) the transactions contemplated hereby and all other documents associated with this transaction comport with the requirements of Section 3(a)(9) of the Securities Act. The Company represents that it is not subject to Rule 144(i). The Exchange Note is being issued in substitution of and exchange for and not in satisfaction of the Warrant. The Exchange Note shall not constitute a novation or satisfaction and accord of the Warrant. The Company acknowledges and understands that the representations and agreements of the Company in this Section 3 are a material inducement to Tonaquint's decision to consummate the transactions contemplated herein.

4. Tonaquint's Representations and Warranties. Tonaquint represents and warrants to the Company that:

4.1. Investment Purpose. Tonaquint is acquiring the Exchange Note and the underlying Conversion Shares (collectively, the "**Securities**") for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; *provided, however*, that by making the representations herein, Tonaquint reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.

4.2. Accredited Investor Status. Tonaquint is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

4.3. Transfer or Resale. Tonaquint understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Tonaquint shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) Tonaquint provides the Company with reasonable assurances that such Securities can be sold, assigned or transferred pursuant to Rule 144 in each case following the applicable holding period set forth therein; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the United States Securities and Exchange Commission (the "**SEC**") thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

4.4. Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Tonaquint and is a valid and binding agreement of Tonaquint enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

4.5. Brokers. There are no brokerage commissions, finder's fees or similar fees or commissions payable by Tonaquint in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Tonaquint or any action taken by Tonaquint.

5. Representations, Warranties, and Covenants of the Company. The Company hereby makes the representations set forth below and covenants and agrees as follows to Tonaquint (in addition to those set forth elsewhere herein); provided, however, that all representations, warranties and covenants set forth in this section are qualified in their entirety by the disclosures made by the Company in its SEC Documents as of the date hereof:

5.1. Organization and Qualification. The Company has been duly organized, validly exists and is in good standing under the laws of the State of Nevada. The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws affecting creditors' rights, generally. The Company's Board of Directors has duly adopted a resolution, authorizing this Agreement and ratifying its terms, as indicated by the "**Secretary's Certificate**" attached hereto as Exhibit B.

5.2. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Exchange Note, and each of the other Transaction Documents and to issue the Securities in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities and the reservation for issuance and the issuance of the Conversion Shares, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) the Company's signatory has full corporate or other requisite authority to execute the Transaction Documents and to bind the Company.

5.3. Issuance of Securities. The issuance of the Exchange Note is duly authorized and the Exchange Note is free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description. Upon conversion in accordance with the terms of the Exchange Note, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

5.4. No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this

Agreement will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

5.5. SEC Documents: Financial Statements. None of the Company's filings ("**SEC Documents**") filed with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since April 2, 2013, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the "**Exchange Act**"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their respective dates, the financial statements of the Company included in the Company's SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to Tonaquint which is not included in the Company's SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

5.6. Brokers. The Company has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder's fees or similar payments by Tonaquint relating to this Agreement or the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Tonaquint, its employees, officers, directors, stockholders, managers, agents, attorneys, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys' fees) and expenses suffered in respect of any such claimed or existing fees.

5.7. Authorization and Issuance. The Warrant was authorized by all necessary company action and validly issued and executed, and the Company's signatory had full corporate or other requisite authority to execute such agreements and to bind the Company.

5.8. No Modifications. No written document, agreement, instrument, contract, amendment or modification to the Warrant exists that supplements, modifies, or amends the terms set forth in the Warrant.

5.9. Shares Exempt. Subject to the performance by Tonaquint of its obligations under this Agreement and the accuracy of the representations and warranties of Tonaquint, the offering and sale of the Conversion Shares will be exempt from the registration requirements of the Securities Act pursuant to Rule 144.

5.10. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the Company or its operations.

5.11. No Additional Consideration. The Company has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Warrant.

5.12. Recitals. All of the information, facts and representations set forth in the Recitals section of this Agreement are in all respects true and accurate as of the date hereof and are incorporated as representations and warranties of the Company as if set forth in this Section 5.

5.13. Reporting Status. With a view to making available to Tonaquint or its assignees the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit Tonaquint or its assignees to sell securities of the Company to the public without registration, and as a material inducement to Tonaquint's purchase of the Securities, the Company represents, warrants and covenants to the following:

(a) *[intentionally omitted]*

(b) The Company has not been a "shell company," as defined in paragraph (i)(1)(i) of Rule 144 or Rule 12(b)(2) of the Exchange Act, for the twelve (12) month period prior to the date hereof.

(c) From the date hereof until the date that is six (6) months after all the Conversion Shares either have been sold by Tonaquint, or may permanently be sold by Tonaquint without any restrictions pursuant to Rule 144 (the "**Registration Period**"), the Company shall make all filings required to be made by it under the Securities Act, the Exchange Act, Rule 144 or any United States state securities laws and regulations thereof applicable to the Company or by the rules and regulations of the principal trading market within twenty (20) days of their due date, and such reports shall conform to the requirement of the applicable laws, regulations and government agencies, and, unless such filing is publicly available on the SEC's EDGAR system (via the SEC's web site at no additional charge), the Company shall provide a copy thereof to Tonaquint promptly after such filing.

(d) During the Registration Period, the Company shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the Securities Act, is publicly available.

(e) The Company shall furnish to Tonaquint so long as Tonaquint owns Securities, promptly upon request, a written statement by the Company that it has complied with the reporting requirements of Rule 144.

5.14. Issuer Status. During the Registration Period, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

5.15. Share Reserve. At all times during which the Exchange Note is convertible, the Company will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of the Exchange Note. The Company will at all times reserve a number of shares of Common Stock equal to no less than three times the higher of (a) the Outstanding

Balance (as defined in and determined pursuant to the Exchange Note) divided by the Conversion Price (as defined in and determined pursuant to the Exchange Note), and (b) the Outstanding Balance divided by the Market Price (as defined in and determined pursuant to the Exchange Note) (the "**Share Reserve**"), but in any event not less than 33,000,000 shares of Common Stock shall be reserved at all times for such purpose (the "**Transfer Agent Reserve**"). In furtherance thereof, from and after the date hereof and until such time that the Exchange Note has been paid in full, the Company shall require its transfer agent to reserve for the purpose of issuance of Conversion Shares under the Exchange Note a number of shares of Common Stock equal to the Transfer Agent Reserve. The Company further agrees that it will cause its transfer agent to immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 5,000,000 shares as and when requested by Tonaquint in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve. The Company shall further require its transfer agent to hold all shares of Common Stock that are part of the Transfer Agent Reserve exclusively for the benefit of Tonaquint and to issue such shares to Tonaquint promptly upon Tonaquint's delivery of a conversion notice under the Exchange Note. For so long as any portion of the Exchange Note remains outstanding and until all Conversion Shares are delivered to Tonaquint, the Share Reserve may not be reduced without the prior written consent of Tonaquint. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the stockholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the Company's stockholders to vote in favor of increasing the number of authorized shares of Common Stock. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock. The Company shall use its best efforts to cause such additional shares of Common Stock to be authorized so as to comply with the requirements of this section. As of the date hereof, the Company has sufficient authorized and unissued shares to carry out its obligations under this Agreement.

5.16. Listings or Quotation. The Company's Common Stock shall be listed or quoted for trading on any of (i) NYSE Amex, (ii) the New York Stock Exchange, (iii) the Nasdaq Global Market, (iv) the Nasdaq Capital Market, or (v) the OTCQX or OTCQB Bulletin Board. The Company shall promptly secure the listing of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or eligible for quotation (subject to official notice of issuance) and shall maintain such listing of all securities from time to time issuable under the terms of this Agreement. The Company will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the principal trading market and/or the Financial Industry Regulatory Authority, Inc. or any successor thereto, as the case may be, applicable to it at least through the date which is sixty (60) days after the date on which the Exchange Note has been converted or have been paid in full.

5.17. Full Disclosure. The Company shall make full disclosure of all material terms of this Agreement and the Exchange Note and, as Tonaquint converts pursuant to the terms of the Exchange Note, the Common Stock the Company issues to satisfy such conversions.

5.18. Acknowledgement of Obligations. The Company hereby acknowledges, confirms and agrees that the obligations of the Company to Tonaquint under the Exchange Note are unconditionally owed by the Company to Tonaquint without offset, defense or counterclaim of any kind, nature or description whatsoever.

5.19. Binding Effect of Documents. The Company hereby acknowledges, confirms and agrees that: (i) each of the Transaction Documents, the Warrant and the Exchange Note to which it is a party has been duly executed and delivered to Tonaquint by the Company, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of the Company contained in such

documents and in this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against each in accordance with their respective terms, and the Company has no valid defense to the enforcement of such obligations, and (iii) Tonaquint is and shall be entitled to the rights, remedies and benefits provided for in such documents and applicable law, without setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

5.20. DWAC Eligibility. Commencing on the date of this Agreement, and for so long as any portion of any of the Exchange Note remains outstanding and until all Conversion Shares are delivered to Tonaquint, the Company shall use best efforts to maintain DTC (the Depository Trust Company) and DWAC (Deposit Withdrawal at Custodian) eligibility. In the event the Common Stock is not DWAC eligible, or the Company delivers shares to Tonaquint pursuant to a conversion of all or any portion of the Exchange Note in certificated rather than electronic form, then in addition to any other available remedies, the outstanding principal balance of the Exchange Note shall automatically increase by an amount equal to the decline in Value (as defined below) of the Conversion Shares, if any, between the applicable delivery date for the Conversion Shares and the date that is twenty (20) Trading Days after such Conversion Shares are actually delivered to the Buyer, without the need for any additional action or notice by Tonaquint or any other party. "**Value**", as used in this section, shall mean the five (5) Trading Day trailing average VWAP (as defined in the Exchange Note) for the Conversion Shares.

6. Share Issuance Resolution and Irrevocable Instructions to Transfer Agent. Together with its execution of this Agreement, the Company shall cause its directors to ratify the Share Issuance Resolution dated May 15, 2014 and attached hereto as Exhibit C (the "**Share Issuance Resolution**") and shall also execute and deliver to its transfer agent the irrevocable transfer agent instruction letter substantially in the form attached hereto as Exhibit D (the "**Transfer Agent Letter**", together with this Agreement, the Exchange Note, the Secretary's Certificate, the Share Issuance Resolution, and any other documents, agreements, or instruments entered into or delivered in connection with this Agreement, or any amendments to any of the forgoing, the "**Transaction Documents**").

7. Releases and Waivers.

7.1. Upon the full conversion of, or full repayment of, the Exchange Note and delivery of the Common Stock to Tonaquint as set forth in the Exchange Note (referred to as "**Payment in Full**"), Tonaquint releases and forever discharges the Company of and from any and all manner of actions, suits, debts, sums of money, contracts, agreements, claims and demands at law or in equity, that Tonaquint had, or may have arising from such Exchange Note. Additionally, the Share Reserve shall terminate 30 days after Payment in Full.

7.2. The Company hereby affirms that the obligations under the Exchange Note and as set forth herein are valid and binding obligations of the Company, and hereby waives, to the fullest extent allowable under law, any and all defenses that may be available to a debtor under applicable state and federal law including, without limiting the foregoing, any and all defenses available to a debtor or maker under the provisions of the Uniform Commercial Code pertaining to negotiable instruments.

8. Miscellaneous.

8.1. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that venue for Arbitration (as defined in Exhibit E) of any dispute arising out of or relating to this Agreement or any of the other Transaction Documents or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah or Utah County, Utah. Without modifying the parties'

obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with this Agreement or any of the other Transaction Documents, each party (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (b) expressly submits to the venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

8.2. Arbitration. The parties shall submit all Claims (as defined in Exhibit E) arising under this Agreement, any other Transaction Document or other agreements between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit E attached hereto (the "**Arbitration Provisions**"). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement and any other Transaction Document. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in this Agreement. By executing this Agreement, the Company represents, warrants and covenants that the Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and will not take a position contrary to the foregoing representations. The Company acknowledges and agrees that Tonaquint may rely upon the foregoing representations and covenants of the Company regarding the Arbitration Provisions.

8.3. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Except as otherwise expressly provided herein, no person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

8.4. Pronouns. All pronouns and any variations thereof in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

8.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

8.6. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

8.8. Entire Agreement. This Agreement, together with the Exchange Note and the other Transaction Documents, constitutes and contains the entire agreement between the parties hereto, and supersedes all prior oral or written agreements and understandings between Tonaquint, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with

respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Tonaquint makes any representation, warranty, covenant or undertaking with respect to such matters.

8.9. Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, shall be effective only if it is made or given by an instrument in writing (excluding any email message) and signed by the Company and Tonaquint.

8.10. No Waiver. No forbearance, failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement shall be effective (i) only if it is made or given in writing (including an email message) and (ii) only in the specific instance and for the specific purpose for which made or given.

8.11. Currency. All dollar amounts referred to or contemplated by this Agreement or any other Transaction Documents shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

8.12. Assignment. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Tonaquint, which consent may be withheld at the sole discretion of Tonaquint; *provided, however*, that in the case of a merger, sale of substantially all of the Company's assets or other corporate reorganization, Tonaquint shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Tonaquint hereunder may be assigned by Tonaquint to a third party, including its financing sources, in whole or in part.

8.13. Advice of Counsel. In connection with the preparation of this Agreement and all other Transaction Documents, each of the Company, its stockholders, officers, agents, and representatives acknowledges and agrees that the attorney that prepared this Agreement and all of the other Transaction Documents acted as legal counsel to Tonaquint only. Each of the Company, its stockholders, officers, agents, and representatives (i) hereby acknowledges that he/she/it has been, and hereby is, advised to seek legal counsel and to review this Agreement and all of the other Transaction Documents with legal counsel of his/her/its choice, and (ii) either has sought such legal counsel or hereby waives the right to do so.

8.14. No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

8.15. Attorneys' Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

8.16. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED

TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

8.17. Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the other Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Tonaquint may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as Tonaquint may deem expedient. The parties acknowledge and agree that upon the Company's failure to comply with the provisions of the Transaction Documents, Tonaquint's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates and future share prices, Tonaquint's increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Tonaquint, among other reasons. Accordingly, any fees, charges, and default interest due under the Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages. The parties agree that such liquidated damages are a reasonable estimate of Tonaquint's actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Tonaquint may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; *provided, however,* that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

8.18. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.19. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (b) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) Trading Days' advance written notice similarly given to each of the other parties hereto):

If to the Company:

The Digital Development Group Corp.
Attn: Martin W. Greenwald
6630 Sunset Blvd.
Los Angeles, California 90028

with a copy to (which shall not constitute notice):

Steven James Davis, A Professional Corporation
Attn: Steven J. Davis, Esq.
6118 Paseo Delicias
Rancho Santa Fe, California 92067
Telephone: 619.788.2383
Email: steve@sjdavislaw.com

If to the Buyer:

Tonaquint, Inc.
Attn: John M. Fife
303 East Wacker Drive, Suite 1200
Chicago, Illinois 60601

with a copy to (which shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC
Attn: Jonathan K. Hansen
2940 West Maple Loop Drive, Suite 103
Lehi, Utah 84043
Telephone: 801.922.5000
Email: jhansen@hbaaLAW.com

For purposes of this Agreement, "**Trading Day**" means any day during which the principal trading market for the Company's securities in the United States shall be open for business.

8.20. Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for the maximum time allowable by applicable law.

8.21. Transaction Fees. Each party shall be responsible for its own attorneys' fees and other costs and expenses associated with documenting and closing the transaction contemplated by this Agreement.

8.22. Cross Default. Any Event of Default (as defined in the Exchange Note) as well as any default or breach of any Other Agreement (as defined below) shall be deemed a default under this Agreement. Upon a default by the Company, Tonaquint shall have all those rights and remedies available at law or equity, including without limitation those remedies set forth in the Exchange Note. For purposes hereof, the term "**Other Agreements**" means, collectively, all existing and future agreements and instruments between, among or by: (1) the Company (or a subsidiary), and, or for the benefit of, (2) Tonaquint and any affiliate of Tonaquint, including, without limitation, promissory notes, exchange agreements, contracts or other agreements or undertakings; *provided, however*, the term "Other Agreements" shall not include the Transaction Documents. The intent of this provision is that all existing and future loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of the Company to Tonaquint.

8.23. Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Tonaquint shall or would be issued shares

of Common Stock under any of the Transaction Documents, but such issuance would cause Tonaquint (together with its Affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the "**Maximum Percentage**"), then the Company must not issue to Tonaquint shares of the Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined under the 1934 Act. The shares of Common Stock issuable to Tonaquint that would cause the Maximum Percentage to be exceeded are referred to herein as the "**Ownership Limitation Shares**". The Company will reserve the Ownership Limitation Shares for the exclusive benefit of Tonaquint. From time to time, Tonaquint may notify the Company in writing of the number of the Ownership Limitation Shares that may be issued to Tonaquint without causing Tonaquint to exceed the Maximum Percentage. Upon receipt of such notice, the Company shall be unconditionally obligated to immediately issue such designated shares to Tonaquint, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term "4.99%" above shall be replaced with "9.99%" at such time as the Market Capitalization of the Common Stock is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term "4.99%" is replaced with "9.99%" pursuant to the preceding sentence, such increase to "9.99%" shall remain at 9.99% until increased, decreased or waived by Tonaquint as set forth below. For purposes of this section, the term "**Market Capitalization of the Common Stock**" shall mean the product equal to (A) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (B) the aggregate number of outstanding shares of Common Stock as reported on the Company's most recently filed Form 10-Q or Form 10-K. By written notice to the Company, Tonaquint may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of Tonaquint.

8.24. Specific Performance. The Company and Tonaquint acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Documents were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties (including any subsequent holder of the Exchange Note) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; *provided, however* that the Company, upon receipt of a notice of conversion of the Exchange Note, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, or if there is a claim for a breach by the Company of any other provision of this Agreement or any of the other Transaction Documents, the Company shall not raise as a legal defense, any claim that Tonaquint or anyone associated or affiliated with Tonaquint or its assigns has violated any provision hereof or any other Transaction Document or has engaged in any violation of law or any other claim or defense, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and, if relevant, then obtained a court order specifically directing it not to deliver such stock certificates to Tonaquint. The proceeds of such bond shall be payable to Tonaquint or any other holder of the Exchange Note to the extent that Tonaquint or such other holder obtains judgment or its defense is recognized. Such bond shall remain in effect until the completion of the relevant proceeding and, if Tonaquint or the applicable holder appeals therefrom, until all such appeals are exhausted. This provision is deemed incorporated by reference into each of the Transaction Documents as if set forth therein in full.

8.25. Time of the Essence. Time is expressly made of the essence of each and every provision of this Agreement and the other Transaction Documents.

[*Remainder of the page intentionally left blank; signature page to follow*]

IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

TONAQUINT:

TONAQUINT, INC.

By: ______________________
John M. Fife, President

COMPANY:

THE DIGITAL DEVELOPMENT GROUP CORP.

By: ______________________
Name: ______________________
Title: ______________________

ATTACHMENTS:

Exhibit A	Exchange Note
Exhibit B	Secretary's Certificate
Exhibit C	Share Issuance Resolution
Exhibit D	Transfer Agent Letter
Exhibit E	Arbitration Provisions

Exhibit E

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of this Exhibit E, the term "**Claims**" means any disputes, claims, demands, causes of action, liabilities, damages, losses, or controversies whatsoever arising from related to or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement or any of the other Transaction Documents. The parties hereby agree that the arbitration provisions set forth in this Exhibit E ("**Arbitration Provisions**") are binding on the parties hereto and are severable from all other provisions in the Transaction Documents. As a result, any attempt to rescind the Agreement or any other Transaction Document, or declare the Agreement or any other Transaction Document invalid or unenforceable for any reason, is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement or any other Transaction Document.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration ("**Arbitration**") to be conducted in Salt Lake County, Utah or Utah County, Utah and pursuant to the terms set forth in these Arbitration Provisions. The parties agree that the award of the arbitrator shall be final and binding upon the parties; shall be the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator; and shall promptly be payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys' fees, incident to enforcing the arbitrator's award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include Default Interest (as defined in the Exchange Note) both before and after the award. Judgment upon the award of the arbitrator will be entered and enforced by a state court sitting in Salt Lake County, Utah. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 *et seq.* (as amended or superseded from time to time, the "**Arbitration Act**"). Pursuant to Section 78B-11-105 of the Arbitration Act, in the event of conflict between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control.

3. Arbitration Proceedings. Arbitration between the parties will be subject to the following procedures:

3.1. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party ("**Arbitration Notice**") in the same manner that notice is permitted under Section 8.19 of the Agreement; *provided, however*, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered under Section 8.19 of the Agreement (the "**Service Date**"). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 8.19 of the Agreement. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

3.2. Within ten (10) calendar days after the Service Date, Tonaquint shall select and submit to Company the names of three arbitrators that are designated as "neutrals" or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three designated persons hereunder are referred to herein as the "**Proposed Arbitrators**"). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a "neutral" with Utah ADR Services. Within ten (10) calendar days after Tonaquint has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Tonaquint, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these

Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 10-day period, then Tonaquint may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company. If Tonaquint fails to identify the Proposed Arbitrators within the time period required above, then the Company may at any time prior to Tonaquint designating the Proposed Arbitrators, select the names of three arbitrators that are designated as "neutrals" or qualified arbitrators by Utah ADR Service by written notice to Tonaquint. Tonaquint may then, within ten (10) calendar days after the Company has submitted notice of its selected arbitrators to Tonaquint, select, by written notice to the Company, one (1) of the selected arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Tonaquint fails to select in writing and within such 10-day period one of the three arbitrators selected by the Company, then the Company may select the arbitrator from its three previously selected arbitrators by providing written notice of such selection to Tonaquint. Subject to paragraph 3.12 below, the cost of the arbitrator must be paid equally by both parties; *provided, however*, that if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount added to or subtracted from, as applicable, the award granted by the arbitrator. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association. The date that the selected arbitrator agrees in writing to serve as the arbitrator hereunder is referred to herein as the "**Arbitration Commencement Date**".

3.3. An answer and any counterclaims to the Arbitration Notice, which must be pleaded consistent with the Utah Rules of Civil Procedure, shall be required to be delivered to the other party within twenty (20) calendar days after the Service Date. Upon request, the arbitrator is hereby instructed to render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

3.4. The party that delivers the Arbitration Notice to the other party shall have the option to also commence legal proceedings with any state court sitting in Salt Lake County, Utah ("**Litigation Proceedings**"), subject to the following: (i) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (ii) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an award of the arbitrator hereunder, (iii) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration Proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (iv) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

3.5. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted in accordance with the Utah Rules of Civil Procedure; *provided, however*, that incorporation of such rules will in no event supersede the Arbitration Provisions set forth herein, including without limitation the time limitation set forth in paragraph 3.9 below, and the following:

(a) Discovery will only be allowed if the likely benefits of the proposed discovery outweigh the burden or expense, and the discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement or any other Transaction Document.

(ii) To facts and information that cannot be obtained from another source that is more convenient, less burdensome or less expensive.

(b) No party shall be allowed (a) more than fifteen (15) interrogatories (including discrete subparts), (b) more than fifteen (15) requests for admission (including discrete subparts), (c) more than ten (10) document requests (including discrete subparts), or (d) more than three depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition.

3.6. Any party submitting any written discovery requests, including interrogatories, requests for production, subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys' fees and costs, as determined by the arbitrator, before the responding party has any obligation to produce or respond, subject to subparagraph (a) immediately below.

(a) All discovery requests must be submitted in writing to the arbitrator and the other party before issuing or serving such discovery requests. The party issuing the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. Any party will then be allowed, within ten (10) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys' fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys' fees and costs and/or challenge(s) to one or more discovery requests, the arbitrator will make a finding as to the likely attorneys' fees and costs associated with responding to the discovery requests and issue an order that (A) requires the requesting party to prepay the attorneys' fees and costs associated with responding to the discovery requests, and (B) requires the responding party to respond to the discovery requests as limited by the arbitrator within a certain period of time after receiving payment from the requesting party. If a party entitled to submit an estimate of attorneys' fees and costs and/or a challenge to discovery requests fails to do so within such 10-day period, the arbitrator will make a finding that (A) there are no attorneys' fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within a certain period of time.

(b) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(c) Discovery deadlines will be set forth in a scheduling order issued by the arbitrator. The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties' intent for the arbitration proceedings to be efficient and expeditious.

3.7. Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted by the deadlines established by the arbitrator. Expert reports must contain the following: (a) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (b) the expert's name and qualifications, including a list of all publications within the preceding 10 years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding 10 years; and (c) the compensation to be paid for the expert's study and testimony. The parties are entitled to depose any other party's expert witness one time for no more than 4 hours. An expert may not testify in a party's case-in-chief concerning any matter not fairly disclosed in the expert report.

3.8. All information disclosed by either party during the Arbitration process (including without limitation information disclosed during the discovery process) shall be considered confidential in nature.

Each party agrees not to disclose any confidential information received from the other party during the discovery process unless (i) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party, (ii) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure; or (iii) disclosed to the receiving party's agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

3.9. The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties' intent for the arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an award of the arbitrator must be made within 150 days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 150-day period. The Utah Rules of Evidence will apply to any final hearing before the arbitrator.

3.10. The arbitrator shall have the right to award or include in the arbitrator's award any relief which the arbitrator deems proper in the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

3.11. If any part of these Arbitration Provisions is found to violate applicable law or to be illegal, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law.

3.12. The arbitrator is hereby directed to require the losing party to (i) pay the full amount of the costs and fees of the arbitrator, and (ii) reimburse the prevailing party the reasonable attorneys' fees, arbitrator costs, deposition costs, and other discovery costs incurred by the prevailing party.

[*Remainder of page intentionally left blank*]